Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 1, 2018	Kenneth E. Webster Investor Relations 716-857-7067	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2018 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2018.

FISCAL 2018 FOURTH QUARTER SUMMARY

•	GAAP earnings of $38.0 million, or $0.44 per share, compared to $45.6 million, or $0.53 per share, in the prior year

•	Adjusted operating results of $42.2 million, or $0.49 per share (see reconciliation below)

•	Consolidated Adjusted EBITDA of $143.8 million compared to $142.8 million in the prior year (non-GAAP reconciliation on page 25)

•	Net production of 47.3 Bcfe, an increase of 17% from the prior year

•	Average natural gas prices, after the impact of hedging, of $2.45 per Mcf, down $0.46 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $57.71 per Bbl, up $2.94 per Bbl from the prior year

•	Gathering segment operating income of $19.2 million, up 12% on higher system throughput

FISCAL 2018 HIGHLIGHTS

•	GAAP earnings of $391.5 million, or $4.53 per share, compared to $283.5 million, or $3.30 per share, in the prior year

•	Adjusted operating results of $288.8 million, or $3.34 per share (see reconciliation below)

•	Net cash provided by operating activities exceeded net cash used in investing activities by $84.7 million

•	Net production of 178.1 Bcfe, an increase of 3% over fiscal 2017 and the highest output in Company history

•	Proved reserves at September 30, 2018, of 2.5 Tcfe, an increase of 17% from September 30, 2017

•	Increased shareholder dividend for the 48th consecutive year to an annualized distribution of $1.70 per share

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$37,994	$45,577	$391,521	$283,482
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	3,516	—	(103,484)	—
Premium paid on early redemption of debt (E&P)	962	—	962	—
Tax impact on premium paid on early redemption of debt	(235)	—	(235)	—
Adjusted Operating Results	$42,237	$45,577	$288,764	$283,482

Reported GAAP Earnings per share	$0.44	$0.53	$4.53	$3.30
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	0.04	—	(1.20)	—
Premium paid on early redemption of debt, net of tax	0.01	—	0.01	—
Adjusted Operating Results per share	$0.49	$0.53	$3.34	$3.30

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel concluded another successful fiscal year with strong results. Over the course of the year, we were busy setting Company records for Seneca’s Appalachian proved natural gas reserves and production, along with a record high level of throughput in our Gathering segment. We continued our investments dedicated to the modernization and safety of our interstate and utility pipeline systems, and maintained our strong record of customer service and reliability. Lower taxes from tax legislation enacted late last year helped to offset the decline in realized pricing on Seneca’s production, and the benefits of lower taxes in our Utility segment are being passed along to our utility customers. In what appears to be a ‘new normal’ period of lower natural gas prices, we nonetheless generated positive free cash flow for the third consecutive year - a testament to the quality of our assets and our focus on cost control and achieving operational efficiencies.

“Already a month into our 2019 fiscal year, we are well positioned to build on our success. Recently commissioned capacity on the Atlantic Sunrise project provides us with an avenue to further develop our acreage in Lycoming County, Pa., one of the most prolific positions in Appalachia. We will continue to transition to development of the Utica shale in the Western Development Area to enhance consolidated upstream and midstream returns and take advantage of improving pricing in the basin, all the while minimizing the environmental footprint of our operations as we utilize existing infrastructure. Combined with the stability of the rate-regulated businesses, we expect to responsibly grow the Company in a manner that strengthens our financial position and maximizes the value of our assets for our shareholders for years to come.”

FISCAL 2019 GUIDANCE

National Fuel is revising the preliminary guidance for fiscal 2019 that was announced in conjunction with the Company’s third quarter earnings release. The Company is now projecting that earnings will be within the range of $3.35 to $3.65 per share, or $3.50 per share at the midpoint of the range, which represents a $0.16 per share increase from fiscal 2018’s adjusted operating results. The $0.05 per share increase from the preliminary guidance is primarily due to higher expected price realizations on Seneca’s production and lower projected operating expenses at the Utility and Pipeline and Storage segments.

Seneca’s net production is expected to be in the range of 210 to 230 Bcfe, unchanged from the preliminary guidance, and a 24 percent increase over fiscal 2018 at the midpoint of the range. The increase in Seneca’s production is also expected to generate higher throughput and revenues for the Company’s Gathering segment. At the midpoint of the guidance range, Gathering segment revenues are forecasted to increase by approximately $27 million, or 25 percent, to $135 million for fiscal 2019. Under current development plans in Appalachia, the Company expects to grow its production and gathering throughput at a 15 to 20 percent compound annual growth rate through fiscal 2022.

In addition to higher earnings expectations, the Company’s consolidated capital expenditures in fiscal 2019 are expected to be lower than disclosed in last quarter’s preliminary guidance due to reductions at the Exploration and Production and Pipeline and Storage segments. The new range is expected to be $725 million to $810 million, at the midpoint a $167 million increase from the Company’s fiscal 2018 capital expenditures. The primary driver of the year over year increase is Seneca’s development activity in Appalachia, where the Company plans to operate three drilling rigs for the entirety of the fiscal year. Despite the increase in Seneca’s spending, the capital budget for the Gathering segment is expected to be relatively flat year over year as Seneca shifts its Utica development into areas in the WDA where gathering infrastructure already exists and is currently being utilized to move Marcellus production.

Seneca currently has physical firm sales contracts in place with third parties that provide fixed pricing basis protection on 177 Bcf, or more than 85 percent, of its projected fiscal 2019 natural gas production. A majority of these sales, nearly 150 Bcf, are also matched with a financial hedge that locks in revenues on that production at a weighted average realized price of $2.43 per Mcf, net of firm transportation costs. With price certainty on a majority of its natural gas production, strong margins on California oil production, growing Gathering segment revenues, and stable earnings from the Company’s rate-regulated Pipeline and Storage and Utility segments, the Company expects that substantially all of its fiscal 2019 capital expenditures will be funded by internally generated cash flows.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table on page 8.

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DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each operating segment is summarized in a tabular form on pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$19,580	$30,354	$(10,774)	$180,632	$129,326	$51,306
Net Income Per Share (Diluted)	$0.23	$0.35	$(0.12)	$2.09	$1.50	$0.59
Adjusted EBITDA	$80,555	$75,303	$5,252	$315,753	$360,979	$(45,226)

The Exploration and Production segment’s fourth quarter earnings declined $10.8 million, as the positive impacts of higher natural gas production, better realized crude oil prices, and lower lease operating and transportation (“LOE”) and other operating expenses were more than offset by the negative impacts of lower realized natural gas prices, higher depreciation, depletion and amortization (“DD&A”) expense and a higher effective income tax rate.

Seneca’s fourth quarter net production was 47.3 billion cubic feet equivalent (“Bcfe”), an increase of 7.0 Bcfe from the prior year. Natural gas production increased 7.4 billion cubic feet (“Bcf”), or 20 percent, due primarily to production from new Marcellus and Utica wells completed and connected to sales in the EDA-Lycoming and WDA-Clermont development areas as a result of increased drilling activity. Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.45 per thousand cubic feet ("Mcf"), a decrease of $0.46 per Mcf from the prior year. The decline in Seneca’s average realized natural gas price is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to firm sales and hedges settled in the current quarter.

Seneca’s oil production for the fourth quarter decreased 77 thousand barrels ("Mbbl") in the fourth quarter due largely to the impact of the sale of Seneca’s Sespe properties in California in the third quarter of fiscal 2018. Sespe generated 67 Mbbl of production for the Company in the prior year’s fourth quarter. Seneca's average realized oil price, after the impact of hedging, was $57.71 per barrel ("Bbl"), an increase of $2.94 per Bbl over the prior year. The improvement in oil price realizations was due primarily to higher market prices for West Texas Intermediate (WTI) crude oil during the quarter and stronger price differentials relative to WTI at local sales points in California.

LOE expense for the fourth quarter decreased $1.5 million due mostly to lower operating costs in California following the sale of Seneca’s Sespe properties combined with lower workover and steam fuel costs across its other California properties. These decreases were partially offset by higher gathering expenses in Appalachia due to the increase in natural gas production. On a per unit of production basis, LOE expense was $0.88 per thousand cubic feet equivalent (“Mcfe”), a decrease of $0.19 per Mcfe from the prior year. Other operating expenses decreased $2.4 million due mainly to a one-time payment made in the prior year to reimburse a third-party pipeline operator for development costs.

DD&A expense for the fourth quarter increased $6.4 million due to the increase in production and a higher per unit depletion rate. The depletion rate for the quarter increased by $0.04 per Mcfe to $0.71 per Mcfe due mainly to a higher depletable fixed asset balance at September 30, 2018, as Seneca has increased development activity in Appalachia over the past year.

Income tax expense increased $9.0 million versus the prior year due largely to the combined impact of deferred state income tax adjustments recorded in the current and the prior year. The anticipated increase in Seneca’s development activity under a three-rig program in Appalachia resulted in a reapportionment of projected Pennsylvania state income taxes and increased the effective tax rate used to calculate the segment’s deferred state income tax liability at September 30, 2018. Coupled with a $7.9 million positive adjustment recorded in the prior year, which was related to the expected state income tax benefits of Seneca’s

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capacity on the Atlantic Sunrise project, the current year $2.3 million adjustment negatively impacted income tax expense by $10.2 million versus the prior year. Additionally, the Company recorded an adjustment in the current quarter relating to the remeasurement of Seneca’s deferred income taxes due to the enactment of the 2017 Tax Reform Act. This $2.8 million adjustment reduced the initial estimated benefit recorded in the first quarter of fiscal 2018 and increased income tax expense for the quarter. These negative impacts to the segment’s effective tax rate were partially offset by a decrease in the federal statutory rate as a result of the 2017 Tax Reform Act.

Year End Proved Reserves

Seneca’s total proved natural gas and crude oil reserves at September 30, 2018 increased 369 Bcfe, or 17 percent, to 2,523 Bcfe from 2,154 Bcfe at September 30, 2017. In fiscal 2018, Seneca recorded 536 Bcfe of proved reserve extensions and discoveries, primarily from Utica and Marcellus locations in Appalachia, and 108 Bcfe of net positive revisions due largely to improvements in well performance. Seneca sold 57 Bcfe of Marcellus proved reserves in connection with the conveyance of the last joint development pad in the WDA, and another 39 Bcfe of proved reserves (73 percent oil) with the sale of the Sespe properties in California. Seneca’s total proved undeveloped reserves (“PUDs”) at the end of fiscal 2018 were 757 Bcfe, only 30 percent of total proved reserves.

Adjusting for sales, Seneca replaced 361 percent of its production in fiscal 2018, up from the 225 percent reserve replacement achieved in fiscal 2017. The year over year improvement was due mainly to the success of Seneca’s Utica Shale appraisal program in the WDA and increased development activity in the EDA-Lycoming area. Seneca’s three-year average finding and development cost at the end of fiscal 2018 was $0.74 per Mcfe, down $0.24 per Mcfe from the three-year average of $0.98 per Mcfe at the end of fiscal 2017.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$15,337	$13,791	$1,546	$97,246	$68,446	$28,800
Net Income Per Share (Diluted)	$0.18	$0.16	$0.02	$1.13	$0.80	$0.33
Adjusted EBITDA	$38,052	$39,049	$(997)	$185,393	$180,328	$5,065

The Pipeline and Storage segment’s fourth quarter earnings increased $1.5 million due primarily to higher operating revenues, and a lower effective income tax rate, offset partially by higher operating expenses. Operating revenues increased $2.6 million, or 4 percent, versus the prior year due to new demand charges for transportation service on Supply Corporation’s Line D Expansion project, which was placed in service on November 1, 2017, an increase in storage revenues resulting from Supply Corporation’s acquisition of the remaining interest in a jointly owned storage field during the quarter, additional revenues from short-term transportation contracts, and surcharge revenues relating to Supply Corporation’s greenhouse gas and pipeline safety system enhancements that also went into effect in November 2017.

Operation and Maintenance (“O&M”) expense increased $2.8 million over the prior year due primarily to an increase in compressor and facility maintenance activity during the quarter, offset partially by lower pension and other post-retirement benefit expenses. The combined $1.1 million increase in DD&A expense and property, franchise and other taxes was due to projects and new facilities placed in-service over the past year. Income tax expense decreased $2.3 million due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income	$14,783	$9,003	$5,780	$83,519	$40,377	$43,142
Net Income Per Share (Diluted)	$0.17	$0.10	$0.07	$0.97	$0.47	$0.50
Adjusted EBITDA	$23,732	$21,206	$2,526	$91,609	$94,380	$(2,771)

The $5.8 million increase in the Gathering segment’s fourth quarter earnings was due mainly to higher revenues and a lower effective income tax rate, offset partially by an increase in operating expenses. Operating revenues increased $3.5 million, or 14 percent, due primarily to a 7.5 Bcf increase in throughput from Seneca’s Appalachian natural gas production. The Trout Run gathering system saw a 5.0 Bcf increase in throughput after Seneca resumed development activities in Lycoming County, Pa., in late fiscal 2017 and avoided price-related curtailments for much of fiscal 2018. Throughput on the Covington and Clermont gathering systems increased 2.2 Bcf and 1.1 Bcf, respectively.

O&M expense increased $0.8 million due largely to the operation of new compression facilities along the Covington gathering system, which were acquired from affiliate Seneca in March 2018, and an increase in facilities and maintenance activity at the Trout Run gathering system. The decrease in the effective income tax rate was due primarily to the 2017 Tax Reform Act, which reduced the Company’s federal statutory corporate tax rate, and lower state income taxes resulting from tax planning and restructuring activities that were implemented during the quarter.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income / (Loss)	$(7,067)	$(4,168)	$(2,899)	$51,217	$46,935	$4,282
Net Income / (Loss) Per Share (Diluted)	$(0.08)	$(0.05)	$(0.03)	$0.59	$0.55	$0.04
Adjusted EBITDA	$6,792	$11,846	$(5,054)	$144,155	$151,078	$(6,923)

The $2.9 million increase in the Utility segment’s fourth quarter net loss was due primarily to lower margin (operating revenues less purchased gas costs) and higher O&M expense, offset partially by lower property taxes and interest expense. The decrease in the Utility’s fourth quarter margin was largely due to a change in the allocation of a cost tracking mechanism for the low income customer program in the Company’s New York service territory. O&M expense increased $2.1 million due primarily to higher payroll costs and bad debt expense, offset partially by lower pension and other post-retirement benefit expenses.

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Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2018	2017	Variance	2018	2017	Variance
Net Income / (Loss)	$(1,061)	$(614)	$(447)	$373	$1,509	$(1,136)
Net Income / (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$—	$0.02	$(0.02)
Adjusted EBITDA	$(1,652)	$(1,134)	$(518)	$536	$2,080	$(1,544)

The Energy Marketing segment’s fourth quarter net loss of $1.1 million increased $0.4 million over the prior year due largely to lower margins (operating revenues less purchased gas costs). NFR’s customer margins were negatively impacted by stronger natural gas prices at local purchase points relative to NYMEX-based customer sales contracts.

Corporate and All Other

For the fourth quarter of fiscal 2018, the Corporate and All Other category had a net loss of $3.6 million, a $0.8 million increase over the $2.8 million net loss in the prior year.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 2, 2018, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “5899309.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “5899309.” Both the webcast and a telephonic replay will be available until the close of business on Friday, November 9, 2018.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for

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working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the impact of potential information technology, cybersecurity or data security breaches; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings, capital expenditure and operational guidance for fiscal 2019. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2019 are outlined in the table below.

The revised fiscal 2019 earnings guidance does not include any impact to the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act. While it is possible that the Company will record additional adjustments to its deferred income taxes as a result of the 2017 Tax Reform Act during the first three months of fiscal 2019, the amounts of these and other potential adjustments are not reasonably determinable at this time. The final determination of the impact of the income tax effects of certain items will require further interpretation of the 2017 Tax Reform Act from yet to be issued U.S. Treasury regulations, state income tax guidance, federal and state regulatory guidance, and possible technical corrections. Some or all of these factors may be significant.

	Updated FY 2019 Guidance	Previous FY 2019 Guidance
Consolidated Earnings per Share	$3.35 to $3.65	$3.30 to $3.60
Consolidated Effective Tax Rate	~25%	~25%

Capital Expenditures (Millions)
Exploration and Production	$460 - $495	$460 - $500
Pipeline and Storage	$120 - $150	$140 - $180
Gathering	$55 - $65	$55 - $65
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$725 - $810	$745 - $845

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (winter | summer)	$3.00 /MMBtu | $2.65 /MMBtu	$2.75 /MMBtu
Appalachian basin spot price (winter | summer)	$2.50 /MMBtu | $2.00 /MMBtu	$2.40 /MMBtu | $2.00 /MMBtu
NYMEX (WTI) crude oil price	$70.00 /Bbl	$65.00 /Bbl
California oil price (% of WTI)	100%	100%

Production (Bcfe)
East Division - Appalachia	194 to 214	193 to 213
West Division - California	~ 16	~ 17
Total Production	210 to 230	210 to 230

E&P Operating Costs ($/Mcfe)
LOE	$0.85 - $0.90	$0.85 - $0.90
G&A	$0.25 - $0.35	$0.25 - $0.35
DD&A	$0.70 - $0.75	$0.70 - $0.75

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$130 - $140	$130 - $140
Pipeline and Storage Segment Revenues	~$285	~$285

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2017 GAAP earnings	$30,354	$13,791	$9,003	$(4,168)	$(614)	$(2,789)	$45,577

Earnings drivers**
Higher (lower) crude oil prices	1,143						1,143
Higher (lower) natural gas prices	(13,299)						(13,299)
Higher (lower) natural gas production	14,058						14,058
Higher (lower) crude oil production	(2,752)						(2,752)
Derivative mark to market adjustments	451						451
Lower (higher) lease operating and transportation expenses	954						954
Lower (higher) depreciation / depletion	(4,130)	(387)	(260)				(4,777)

Higher (lower) transportation and storage revenues		1,487					1,487
Higher (lower) gathering and processing revenues			2,267				2,267
Lower (higher) other operating expenses	1,980	(1,841)	(528)	(1,334)			(1,723)
Lower (higher) property, franchise and other taxes	340	(328)					12

Regulatory true-up adjustments				(1,746)			(1,746)

Higher (lower) margins					(379)		(379)

Lower (higher) interest expense	70	374		358			802
Loss on reacquired debt	(626)						(626)

Lower (higher) income tax expense / effective tax rate	112	(966)	610	(92)	(38)	1,842	1,468
Deferred state income tax adjustment	(10,193)						(10,193)
Impact of tax restructuring			2,346				2,346

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	3,297	2,998	1,474	320	(105)	(1,344)	6,640
Refund provision on tax rate change				(559)			(559)
Remeasurement of deferred income taxes under 2017 Tax Reform	(2,804)		(12)		(39)	(661)	(3,516)

All other / rounding	625	209	(117)	154	114	(626)	359
Fourth quarter 2018 GAAP earnings	$19,580	$15,337	$14,783	$(7,067)	$(1,061)	$(3,578)	$37,994

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2017 GAAP earnings	$0.35	$0.16	$0.10	$(0.05)	$(0.01)	$(0.02)	$0.53

Earnings drivers**
Higher (lower) crude oil prices	0.01						0.01
Higher (lower) natural gas prices	(0.15)						(0.15)
Higher (lower) natural gas production	0.16						0.16
Higher (lower) crude oil production	(0.03)						(0.03)
Derivative mark to market adjustments	0.01						0.01
Lower (higher) lease operating and transportation expenses	0.01						0.01
Lower (higher) depreciation / depletion	(0.05)	—	—				(0.05)

Higher (lower) transportation and storage revenues		0.02					0.02
Higher (lower) gathering and processing revenues			0.03				0.03
Lower (higher) other operating expenses	0.02	(0.02)	(0.01)	(0.02)			(0.03)
Lower (higher) property, franchise and other taxes	—	—					—

Regulatory true-up adjustments				(0.02)			(0.02)

Higher (lower) margins					—		—

Lower (higher) interest expense	—	—		—			—
Loss on reacquired debt	(0.01)						(0.01)

Lower (higher) income tax expense / effective tax rate	—	(0.01)	0.01	—	—	0.02	0.02
Deferred state income tax adjustment	(0.12)						(0.12)
Impact of tax restructuring			0.03				0.03

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	0.04	0.03	0.02	—	—	(0.02)	0.07
Refund provision on tax rate change				(0.01)			(0.01)
Remeasurement of deferred income taxes under 2017 Tax Reform	(0.03)		—		—	(0.01)	(0.04)

All other / rounding	0.02	—	(0.01)	0.02	—	(0.02)	0.01
Fourth quarter 2018 GAAP earnings	$0.23	$0.18	$0.17	$(0.08)	$(0.01)	$(0.05)	$0.44

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2017 GAAP earnings	$129,326	$68,446	$40,377	$46,935	$1,509	$(3,111)	$283,482

Earnings drivers**
Higher (lower) crude oil prices	7,892						7,892
Higher (lower) natural gas prices	(45,115)						(45,115)
Higher (lower) natural gas production	11,146						11,146
Higher (lower) crude oil production	(7,181)						(7,181)
Lower (higher) lease operating and transportation expenses	2,126						2,126
Lower (higher) depreciation / depletion	(7,610)	(1,474)	(748)			(631)	(10,463)

Higher (lower) transportation and storage revenues		3,612					3,612
Lower (higher) other operating expenses	345	442	(1,827)	(1,839)	275		(2,604)
Lower (higher) property, franchise and other taxes	667	(765)		729			631

Impact of new rates				2,789			2,789
Colder weather				5,199			5,199
Regulatory true-up adjustments				(3,903)			(3,903)

Higher (lower) margins					(1,281)	1,578	297

Lower (higher) interest expense	244	1,518		1,130			2,892
Loss on reacquired debt	(626)						(626)

Lower (higher) income tax expense / effective tax rate	2,434	(703)	1,015	(34)	41	(502)	2,251
Deferred state income tax adjustment	(8,065)						(8,065)
Impact of tax restructuring			2,346				2,346

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	20,117	11,724	8,042	7,752	128	(703)	47,060
Refund provision on tax rate change				(8,240)			(8,240)
Remeasurement of deferred income taxes under 2017 Tax Reform	73,706	14,100	34,488		(398)	(18,412)	103,484

All other / rounding	1,226	346	(174)	699	99	315	2,511
Fiscal 2018 GAAP earnings	$180,632	$97,246	$83,519	$51,217	$373	$(21,466)	$391,521

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2018
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2017 GAAP earnings	$1.50	$0.80	$0.47	$0.55	$0.02	$(0.04)	$3.30

Earnings drivers**
Higher (lower) crude oil prices	0.09						0.09
Higher (lower) natural gas prices	(0.52)						(0.52)
Higher (lower) natural gas production	0.13						0.13
Higher (lower) crude oil production	(0.08)						(0.08)
Lower (higher) lease operating and transportation expenses	0.02						0.02
Lower (higher) depreciation / depletion	(0.09)	(0.02)	(0.01)			(0.01)	(0.13)

Higher (lower) transportation and storage revenues		0.04					0.04
Lower (higher) other operating expenses	—	0.01	(0.02)	(0.02)	—		(0.03)
Lower (higher) property, franchise and other taxes	0.01	(0.01)		0.01			0.01

Impact of new rates				0.03			0.03
Colder weather				0.06			0.06
Regulatory true-up adjustments				(0.05)			(0.05)

Higher (lower) margins					(0.01)	0.02	0.01

Lower (higher) interest expense	—	0.02		0.01			0.03
Loss on reacquired debt	(0.01)						(0.01)

Lower (higher) income tax expense / effective tax rate	0.03	(0.01)	0.01	—	—	(0.01)	0.02
Deferred state income tax adjustment	(0.09)						(0.09)
Impact of tax restructuring			0.03				0.03

Impact of 2017 Tax Reform Act
Impact of tax rate change on current period earnings	0.23	0.14	0.09	0.09	—	(0.01)	0.54
Refund provision on tax rate change				(0.10)			(0.10)
Remeasurement of deferred income taxes under 2017 Tax Reform	0.85	0.16	0.40		—	(0.21)	1.20

All other / rounding	0.02	—	—	0.01	(0.01)	0.01	0.03
Fiscal 2018 GAAP earnings	$2.09	$1.13	$0.97	$0.59	$—	$(0.25)	$4.53

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2018	2017	2018	2017
Operating Revenues:
Utility and Energy Marketing Revenues	$93,240	$92,456	$812,474	$755,485
Exploration and Production and Other Revenues	143,998	144,049	569,808	617,666
Pipeline and Storage and Gathering Revenues	51,958	50,432	210,386	206,730
	289,196	286,937	1,592,668	1,579,881
Operating Expenses:
Purchased Gas	14,968	10,905	337,822	275,254
Operation and Maintenance:
Utility and Energy Marketing	42,383	40,497	200,780	199,293
Exploration and Production and Other	35,114	42,946	141,381	145,099
Pipeline and Storage and Gathering	32,796	29,184	100,245	98,200
Property, Franchise and Other Taxes	20,148	20,627	84,393	84,995
Depreciation, Depletion and Amortization	63,159	55,383	240,961	224,195
	208,568	199,542	1,105,582	1,027,036

Operating Income	80,628	87,395	487,086	552,845

Other Income (Expense):
Interest Income	1,859	1,269	6,766	4,113
Other Income	1,206	2,316	4,697	7,043
Interest Expense on Long-Term Debt	(28,534)	(29,230)	(110,946)	(116,471)
Other Interest Expense	(834)	(686)	(3,576)	(3,366)

Income Before Income Taxes	54,325	61,064	384,027	444,164

Income Tax Expense (Benefit)	16,331	15,487	(7,494)	160,682

Net Income Available for Common Stock	$37,994	$45,577	$391,521	$283,482

Earnings Per Common Share
Basic	$0.44	$0.53	$4.56	$3.32
Diluted	$0.44	$0.53	$4.53	$3.30

Weighted Average Common Shares:
Used in Basic Calculation	85,953,204	85,512,637	85,830,597	85,364,929
Used in Diluted Calculation	86,650,677	86,238,287	86,439,698	86,021,386

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2018	2017

ASSETS
Property, Plant and Equipment	$10,439,839	$9,945,560
Less - Accumulated Depreciation, Depletion and Amortization	5,462,696	5,271,486
Net Property, Plant and Equipment	4,977,143	4,674,074

Current Assets:
Cash and Temporary Cash Investments	229,606	555,530
Hedging Collateral Deposits	3,441	1,741
Receivables - Net	141,498	112,383
Unbilled Revenue	24,182	22,883
Gas Stored Underground	37,813	35,689
Materials and Supplies - at average cost	35,823	33,926
Unrecovered Purchased Gas Costs	4,204	4,623
Other Current Assets	68,024	51,505
Total Current Assets	544,591	818,280

Other Assets:
Recoverable Future Taxes	115,460	181,363
Unamortized Debt Expense	15,975	1,159
Other Regulatory Assets	112,918	174,433
Deferred Charges	40,025	30,047
Other Investments	132,545	125,265
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	82,733	56,370
Fair Value of Derivative Financial Instruments	9,518	36,111
Other	102	742
Total Other Assets	514,752	610,966
Total Assets	$6,036,486	$6,103,320

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 85,956,814 Shares and 85,543,125 Shares, Respectively	$85,957	$85,543
Paid in Capital	820,223	796,646
Earnings Reinvested in the Business	1,098,900	851,669
Accumulated Other Comprehensive Loss	(67,750)	(30,123)
Total Comprehensive Shareholders' Equity	1,937,330	1,703,735
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,131,365	2,083,681
Total Capitalization	4,068,695	3,787,416

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	300,000
Accounts Payable	160,031	126,443
Amounts Payable to Customers	3,394	—
Dividends Payable	36,532	35,500
Interest Payable on Long-Term Debt	19,062	35,031
Customer Advances	13,609	15,701
Customer Security Deposits	25,703	20,372
Other Accruals and Current Liabilities	132,693	111,889
Fair Value of Derivative Financial Instruments	49,036	1,103
Total Current and Accrued Liabilities	440,060	646,039

Deferred Credits:
Deferred Income Taxes	512,686	891,287
Taxes Refundable to Customers	370,628	95,739
Cost of Removal Regulatory Liability	212,311	204,630
Other Regulatory Liabilities	146,743	113,716
Pension and Other Post-Retirement Liabilities	66,103	149,079
Asset Retirement Obligations	108,235	106,395
Other Deferred Credits	111,025	109,019
Total Deferred Credits	1,527,731	1,669,865
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,036,486	$6,103,320

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2018	2017

Operating Activities:
Net Income Available for Common Stock	$391,521	$283,482
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	240,961	224,195
Deferred Income Taxes	(18,153)	117,975
Stock-Based Compensation	15,762	12,262
Other	16,133	16,476
Change in:
Hedging Collateral Deposits	(1,700)	(257)
Receivables and Unbilled Revenue	(30,882)	(3,380)
Gas Stored Underground and Materials and Supplies	(4,021)	(1,417)
Unrecovered Purchased Gas Costs	419	(2,183)
Other Current Assets	(16,519)	7,849
Accounts Payable	17,962	17,192
Amounts Payable to Customers	3,394	(19,537)
Customer Advances	(2,092)	939
Customer Security Deposits	5,331	4,353
Other Accruals and Current Liabilities	3,865	27,004
Other Assets	(9,556)	(2,885)
Other Liabilities	1,178	2,183
Net Cash Provided by Operating Activities	$613,603	$684,251

Investing Activities:
Capital Expenditures	$(584,004)	$(450,335)
Net Proceeds from Sale of Oil and Gas Producing Properties	55,506	26,554
Other	(389)	1,216
Net Cash Used in Investing Activities	$(528,887)	$(422,565)

Financing Activities:
Reduction of Long-Term Debt	$(566,512)	$—
Dividends Paid on Common Stock	(143,258)	(139,063)
Net Proceeds From Issuance of Long-Term Debt	295,020	295,151
Net Proceeds From Issuance of Common Stock	4,110	7,784
Net Cash (Used in) Provided by Financing Activities	$(410,640)	$163,872

Net Increase (Decrease) in Cash and Temporary Cash Investments	(325,924)	425,558
Cash and Temporary Cash Investments at Beginning of Period	555,530	129,972
Cash and Temporary Cash Investments at September 30	$229,606	$555,530

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$143,167	$142,952	$215	$564,547	$614,599	$(50,052)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,420	15,060	(640)	60,596	58,734	1,862
Lease Operating and Transportation Expense	41,642	43,110	(1,468)	162,721	165,991	(3,270)
All Other Operation and Maintenance Expense	2,895	5,301	(2,406)	11,077	13,469	(2,392)
Property, Franchise and Other Taxes	3,655	4,178	(523)	14,400	15,426	(1,026)
Depreciation, Depletion and Amortization	33,567	27,212	6,355	124,274	112,565	11,709
	96,179	94,861	1,318	373,068	366,185	6,883

Operating Income	46,988	48,091	(1,103)	191,479	248,414	(56,935)

Other Income (Expense):
Interest Income	392	257	135	1,479	707	772
Interest Expense on Long-Term Debt	(962)	—	(962)	(962)	—	(962)
Other Interest Expense	(13,326)	(13,432)	106	(53,326)	(53,702)	376

Income Before Income Taxes	33,092	34,916	(1,824)	138,670	195,419	(56,749)
Income Tax Expense (Benefit)	13,512	4,562	8,950	(41,962)	66,093	(108,055)
Net Income	$19,580	$30,354	$(10,774)	$180,632	$129,326	$51,306

Net Income Per Share (Diluted)	$0.23	$0.35	$(0.12)	$2.09	$1.50	$0.59

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$51,958	$50,403	$1,555	$210,345	$206,615	$3,730
Intersegment Revenues	22,457	21,421	1,036	89,981	87,810	2,171
Total Operating Revenues	74,415	71,824	2,591	300,326	294,425	5,901

Operating Expenses:
Purchased Gas	341	90	251	607	271	336
Operation and Maintenance	28,452	25,618	2,834	85,456	86,135	(679)
Property, Franchise and Other Taxes	7,570	7,067	503	28,870	27,691	1,179
Depreciation, Depletion and Amortization	11,141	10,545	596	43,463	41,196	2,267
	47,504	43,320	4,184	158,396	155,293	3,103

Operating Income	26,911	28,504	(1,593)	141,930	139,132	2,798

Other Income (Expense):
Interest Income	897	483	414	2,748	1,467	1,281
Other Income	423	568	(145)	1,757	2,511	(754)
Interest Expense	(7,965)	(8,540)	575	(31,383)	(33,717)	2,334

Income Before Income Taxes	20,266	21,015	(749)	115,052	109,393	5,659
Income Tax Expense	4,929	7,224	(2,295)	17,806	40,947	(23,141)
Net Income	$15,337	$13,791	$1,546	$97,246	$68,446	$28,800

Net Income Per Share (Diluted)	$0.18	$0.16	$0.02	$1.13	$0.80	$0.33

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$—	$29	$(29)	$41	$115	$(74)
Intersegment Revenues	28,452	24,937	3,515	107,856	107,566	290
Total Operating Revenues	28,452	24,966	3,486	107,897	107,681	216

Operating Expenses:
Operation and Maintenance	4,697	3,884	813	16,190	13,380	2,810
Property, Franchise and Other Taxes	23	(124)	147	98	(79)	177
Depreciation, Depletion and Amortization	4,554	4,154	400	17,313	16,162	1,151
	9,274	7,914	1,360	33,601	29,463	4,138

Operating Income	19,178	17,052	2,126	74,296	78,218	(3,922)

Other Income (Expense):
Interest Income	130	353	(223)	1,106	994	112
Other Income	—	—	—	—	1	(1)
Interest Expense	(2,211)	(2,403)	192	(9,560)	(9,142)	(418)

Income Before Income Taxes	17,097	15,002	2,095	65,842	70,071	(4,229)
Income Tax Expense (Benefit)	2,314	5,999	(3,685)	(17,677)	29,694	(47,371)
Net Income	$14,783	$9,003	$5,780	$83,519	$40,377	$43,142

Net Income Per Share (Diluted)	$0.17	$0.10	$0.07	$0.97	$0.47	$0.50

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$75,231	$76,080	$(849)	$674,726	$626,899	$47,827
Intersegment Revenues	1,399	1,758	(359)	12,800	13,072	(272)
Total Operating Revenues	76,630	77,838	(1,208)	687,526	639,971	47,555

Operating Expenses:
Purchased Gas	19,683	17,321	2,362	306,130	252,802	53,328
Operation and Maintenance	41,520	39,448	2,072	197,257	195,231	2,026
Property, Franchise and Other Taxes	8,635	9,223	(588)	39,984	40,860	(876)
Depreciation, Depletion and Amortization	13,272	13,080	192	53,253	52,582	671
	83,110	79,072	4,038	596,624	541,475	55,149

Operating Income (Loss)	(6,480)	(1,234)	(5,246)	90,902	98,496	(7,594)

Other Income (Expense):
Interest Income	468	633	(165)	1,591	1,051	540
Other Income	237	197	40	735	774	(39)
Interest Expense	(6,487)	(7,037)	550	(26,753)	(28,492)	1,739

Income (Loss) Before Income Taxes	(12,262)	(7,441)	(4,821)	66,475	71,829	(5,354)
Income Tax Expense (Benefit)	(5,195)	(3,273)	(1,922)	15,258	24,894	(9,636)
Net Income (Loss)	$(7,067)	$(4,168)	$(2,899)	$51,217	$46,935	$4,282

Net Income (Loss) Per Share (Diluted)	$(0.08)	$(0.05)	$(0.03)	$0.59	$0.55	$0.04

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$18,009	$16,376	$1,633	$137,748	$128,586	$9,162
Intersegment Revenues	237	194	43	826	794	32
Total Operating Revenues	18,246	16,570	1,676	138,574	129,380	9,194

Operating Expenses:
Purchased Gas	18,242	15,982	2,260	131,481	120,317	11,164
Operation and Maintenance	1,653	1,717	(64)	6,554	6,978	(424)
Property, Franchise and Other Taxes	3	5	(2)	3	5	(2)
Depreciation, Depletion and Amortization	69	69	—	275	279	(4)
	19,967	17,773	2,194	138,313	127,579	10,734

Operating Income (Loss)	(1,721)	(1,203)	(518)	261	1,801	(1,540)

Other Income (Expense):
Interest Income	189	153	36	685	571	114
Other Income	29	19	10	81	75	6
Interest Expense	(5)	(10)	5	(22)	(47)	25

Income (Loss) Before Income Taxes	(1,508)	(1,041)	(467)	1,005	2,400	(1,395)
Income Tax Expense (Benefit)	(447)	(427)	(20)	632	891	(259)
Net Income (Loss)	$(1,061)	$(614)	$(447)	$373	$1,509	$(1,136)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$—	$0.02	$(0.02)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2018	2017	Variance	2018	2017	Variance
Total Operating Revenues	$776	$862	$(86)	$4,601	$2,173	$2,428
Operating Expenses:
Operation and Maintenance	313	374	(61)	1,419	1,718	(299)
Property, Franchise and Other Taxes	137	151	(14)	562	596	(34)
Depreciation, Depletion and Amortization	367	136	231	1,627	661	966
	817	661	156	3,608	2,975	633

Operating Income (Loss)	(41)	201	(242)	993	(802)	1,795
Other Income (Expense):
Interest Income	117	66	51	388	213	175

Income (Loss) Before Income Taxes	76	267	(191)	1,381	(589)	1,970
Income Tax Expense (Benefit)	(27)	111	(138)	1,493	(247)	1,740
Net Income (Loss)	$103	$156	$(53)	$(112)	$(342)	$230

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$—	$(0.01)	$0.01

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2018	2017	Variance	2018	2017	Variance
Revenues from External Customers	$55	$235	$(180)	$660	$894	$(234)
Intersegment Revenues	1,047	895	152	4,045	3,825	220
Total Operating Revenues	1,102	1,130	(28)	4,705	4,719	(14)
Operating Expenses:
Operation and Maintenance	4,995	4,832	163	16,248	15,887	361
Property, Franchise and Other Taxes	125	127	(2)	476	496	(20)
Depreciation, Depletion and Amortization	189	187	2	756	750	6
	5,309	5,146	163	17,480	17,133	347

Operating Loss	(4,207)	(4,016)	(191)	(12,775)	(12,414)	(361)

Other Income (Expense):
Interest Income	30,035	31,318	(1,283)	121,878	125,003	(3,125)
Other Income	517	1,532	(1,015)	2,124	3,682	(1,558)
Interest Expense on Long-Term Debt	(27,572)	(29,230)	1,658	(109,984)	(116,471)	6,487
Other Interest Expense	(1,209)	(1,258)	49	(5,641)	(4,159)	(1,482)

Loss Before Income Taxes	(2,436)	(1,654)	(782)	(4,398)	(4,359)	(39)
Income Tax Expense (Benefit)	1,245	1,291	(46)	16,956	(1,590)	18,546
Net Loss	$(3,681)	$(2,945)	$(736)	$(21,354)	$(2,769)	$(18,585)

Net Loss Per Share (Diluted)	$(0.05)	$(0.03)	$(0.02)	$(0.25)	$(0.03)	$(0.22)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2018	2017	Variance	2018	2017	Variance
Intersegment Revenues	$(53,592)	$(49,205)	$(4,387)	$(215,508)	$(213,067)	$(2,441)
Operating Expenses:
Purchased Gas	(23,298)	(22,488)	(810)	(100,396)	(98,136)	(2,260)
Operation and Maintenance	(30,294)	(26,717)	(3,577)	(115,112)	(114,931)	(181)
	(53,592)	(49,205)	(4,387)	(215,508)	(213,067)	(2,441)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(30,369)	(31,994)	1,625	(123,109)	(125,893)	2,784
Interest Expense	30,369	31,994	(1,625)	123,109	125,893	(2,784)
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2018		2017		(Decrease)	2018		2017		(Decrease)

Capital Expenditures:
Exploration and Production	$110,801	(1)	$84,512	(2)	$26,289	$380,677	(1)(2)	$253,057	(2)(3)	$127,620
Pipeline and Storage	39,476	(1)	41,808	(2)	(2,332)	92,832	(1)(2)	95,336	(2)(3)	(2,504)
Gathering	13,961	(1)	8,940	(2)	5,021	61,728	(1)(2)	32,645	(2)(3)	29,083
Utility	33,621	(1)	24,456	(2)	9,165	85,648	(1)(2)	80,867	(2)(3)	4,781
Energy Marketing	7		22		(15)	40		36		4
Total Reportable Segments	197,866		159,738		38,128	620,925		461,941		158,984
All Other	—		—		—	1		39		(38)
Corporate	131		49		82	181		137		44
Eliminations	(583)		482		(1,065)	(20,505)		—		(20,505)
Total Capital Expenditures	$197,414		$160,269		$37,145	$600,602		$462,117		$138,485

(1)
Capital expenditures for the quarter and year ended September 30, 2018, include accounts payable and accrued liabilities related to capital expenditures of $51.3 million, $21.9 million, $6.1 million, and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2018, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the year ended September 30, 2018. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2018.

(3)
Capital expenditures for the year ended September 30, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the year ended September 30, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2017.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2018	2017	Normal (1)	Last Year (1)

Buffalo, NY	162	83	109	(48.8)	(23.9)
Erie, PA	124	47	97	(62.1)	(51.5)

Twelve Months Ended September 30

Buffalo, NY	6,617	6,391	5,708	(3.4)	12.0
Erie, PA	6,147	5,976	5,179	(2.8)	15.4

(1)	Percents compare actual 2018 degree days to normal degree days and actual 2018 degree days to actual 2017 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	43,238	35,576	7,662	160,499	154,093	6,406
West Coast	511	749	(238)	2,407	2,995	(588)
Total Production	43,749	36,325	7,424	162,906	157,088	5,818

Average Prices (Per Mcf)
Appalachia	$2.34	$2.42	$(0.08)	$2.36	$2.52	$(0.16)
West Coast	5.73	3.77	1.96	4.86	4.00	0.86
Weighted Average	2.38	2.44	(0.06)	2.40	2.55	(0.15)
Weighted Average after Hedging	2.45	2.91	(0.46)	2.52	2.95	(0.43)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	4	4	—
West Coast	597	674	(77)	2,531	2,736	(205)
Total Production	598	675	(77)	2,535	2,740	(205)

Average Prices (Per Barrel)
Appalachia	$66.97	$45.71	$21.26	$57.76	$48.27	$9.49
West Coast	71.91	47.44	24.47	66.39	46.14	20.25
Weighted Average	71.90	47.44	24.46	66.38	46.18	20.20
Weighted Average after Hedging	57.71	54.77	2.94	58.66	53.87	4.79

Total Production (Mmcfe)	47,337	40,375	6,962	178,116	173,528	4,588

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.30	$0.37	$(0.07)	$0.34	$0.34	$—
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.88	$1.07	$(0.19)	$0.91	$0.96	$(0.05)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.71	$0.67	$0.04	$0.70	$0.65	$0.05

(1)
Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.53 per Mcfe and $0.54 per Mcfe for the three months ended September 30, 2018 and September 30, 2017, respectively. Amounts include transportation expense of $0.54 per Mcfe for both the twelve months ended September 30, 2018 and September 30, 2017.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	744,000	BBL	$63.52 / BBL
NYMEX	1,068,000	BBL	$53.42 / BBL
Total	1,812,000	BBL	$57.57 / BBL

Gas Swaps
NYMEX	80,980,000	MMBTU	$2.94 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	65,483,453	MMBTU	$2.68 / MMBTU
Total	153,663,453	MMBTU	$2.83 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	864,000	BBL	$63.51 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	1,188,000	BBL	$59.96 / BBL

Gas Swaps
NYMEX	18,640,000	MMBTU	$3.04 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	43,024,639	MMBTU	$2.31 / MMBTU
Total	68,864,639	MMBTU	$2.58 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	576,000	BBL	$64.48 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	732,000	BBL	$61.61 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,804,668	MMBTU	$2.22 / MMBTU
Total	47,244,668	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Fixed Price Physical Sales	40,783,095	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	37,237,873	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,948,498	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2017	1,926,614	46,506	1,973,120
Extensions and Discoveries	521,694	—	521,694
Revisions of Previous Estimates	90,113	3,322	93,435
Production	(160,499)	(2,407)	(162,906)
Sales of Minerals in Place	(57,420)	(10,581)	(68,001)
September 30, 2018	2,320,502	36,840	2,357,342

Proved Developed Reserves:

September 30, 2017	1,316,596	46,506	1,363,102
September 30, 2018	1,569,692	36,840	1,606,532

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2017	28	30,179	30,207
Extensions and Discoveries	—	2,301	2,301
Revisions of Previous Estimates	(10)	2,487	2,477
Production	(4)	(2,531)	(2,535)
Sales of Minerals in Place	—	(4,787)	(4,787)
September 30, 2018	14	27,649	27,663

Proved Developed Reserves:

September 30, 2017	28	29,771	29,799
September 30, 2018	14	26,689	26,703

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Firm Transportation - Affiliated	15,058	15,404	(346)	119,164	107,987	11,177
Firm Transportation - Non-Affiliated	165,809	176,380	(10,571)	645,156	671,395	(26,239)
Interruptible Transportation	393	727	(334)	3,546	5,805	(2,259)
	181,260	192,511	(11,251)	767,866	785,187	(17,321)

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Gathered Volume - Affiliated	52,427	44,915	7,512	198,355	194,921	3,434

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Retail Sales:
Residential Sales	3,707	3,576	131	60,174	52,394	7,780
Commercial Sales	567	555	12	9,187	7,927	1,260
Industrial Sales	63	50	13	623	333	290
	4,337	4,181	156	69,984	60,654	9,330
Off-System Sales	—	7	(7)	141	1,301	(1,160)
Transportation	10,430	10,587	(157)	76,828	71,040	5,788
	14,767	14,775	(8)	146,953	132,995	13,958

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Natural Gas (MMcf)	5,849	5,932	(83)	42,262	38,901	3,361

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2018 and 2017:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2018	2017	2018	2017
Reported GAAP Earnings	$37,994	$45,577	$391,521	$283,482
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	3,516	—	(103,484)	—
Premium paid on early redemption of debt (E&P)	962	—	962	—
Tax impact of premium paid on early redemption of debt	(235)	—	(235)	—
Adjusted Operating Results	$42,237	$45,577	$288,764	$283,482

Reported GAAP Earnings per share	$0.44	$0.53	$4.53	$3.30
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	0.04	—	(1.20)	—
Premium paid on early redemption of debt, net of tax	0.01	—	$0.01	—
Adjusted Operating Results per share	$0.49	$0.53	$3.34	$3.30

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2018 and 2017:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
(in thousands)
Reported GAAP Earnings	$37,994	$45,577	$391,521	$283,482
Depreciation, Depletion and Amortization	63,159	55,383	240,961	224,195
Interest and Other Income	(3,065)	(3,585)	(11,463)	(11,156)
Interest Expense	29,368	29,916	114,522	119,837
Income Taxes	16,331	15,487	(7,494)	160,682
Adjusted EBITDA	$143,787	$142,778	$728,047	$777,040

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$38,052	$39,049	$185,393	$180,328
Gathering Adjusted EBITDA	23,732	21,206	91,609	94,380
Total Midstream Businesses Adjusted EBITDA	61,784	60,255	277,002	274,708
Exploration and Production Adjusted EBITDA	80,555	75,303	315,753	360,979
Utility Adjusted EBITDA	6,792	11,846	144,155	151,078
Energy Marketing Adjusted EBITDA	(1,652)	(1,134)	536	2,080
Corporate and All Other Adjusted EBITDA	(3,692)	(3,492)	(9,399)	(11,805)
Total Adjusted EBITDA	$143,787	$142,778	$728,047	$777,040

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2018	2017	2018	2017
Exploration and Production Segment
Reported GAAP Earnings	$19,580	$30,354	$180,632	$129,326
Depreciation, Depletion and Amortization	33,567	27,212	124,274	112,565
Interest and Other Income	(392)	(257)	(1,479)	(707)
Interest Expense	14,288	13,432	54,288	53,702
Income Taxes	13,512	4,562	(41,962)	66,093
Adjusted EBITDA	$80,555	$75,303	$315,753	$360,979

Pipeline and Storage Segment
Reported GAAP Earnings	$15,337	$13,791	$97,246	$68,446
Depreciation, Depletion and Amortization	11,141	10,545	43,463	41,196
Interest and Other Income	(1,320)	(1,051)	(4,505)	(3,978)
Interest Expense	7,965	8,540	31,383	33,717
Income Taxes	4,929	7,224	17,806	40,947
Adjusted EBITDA	$38,052	$39,049	$185,393	$180,328

Gathering Segment
Reported GAAP Earnings	$14,783	$9,003	$83,519	$40,377
Depreciation, Depletion and Amortization	4,554	4,154	17,313	16,162
Interest and Other Income	(130)	(353)	(1,106)	(995)
Interest Expense	2,211	2,403	9,560	9,142
Income Taxes	2,314	5,999	(17,677)	29,694
Adjusted EBITDA	$23,732	$21,206	$91,609	$94,380

Utility Segment
Reported GAAP Earnings	$(7,067)	$(4,168)	$51,217	$46,935
Depreciation, Depletion and Amortization	13,272	13,080	53,253	52,582
Interest and Other Income	(705)	(830)	(2,326)	(1,825)
Interest Expense	6,487	7,037	26,753	28,492
Income Taxes	(5,195)	(3,273)	15,258	24,894
Adjusted EBITDA	$6,792	$11,846	$144,155	$151,078

Energy Marketing Segment
Reported GAAP Earnings	$(1,061)	$(614)	$373	$1,509
Depreciation, Depletion and Amortization	69	69	275	279
Interest and Other Income	(218)	(172)	(766)	(646)
Interest Expense	5	10	22	47
Income Taxes	(447)	(427)	632	891
Adjusted EBITDA	$(1,652)	$(1,134)	$536	$2,080

Corporate and All Other
Reported GAAP Earnings	$(3,578)	$(2,789)	$(21,466)	$(3,111)
Depreciation, Depletion and Amortization	556	323	2,383	1,411
Interest and Other Income	(300)	(922)	(1,281)	(3,005)
Interest Expense	(1,588)	(1,506)	(7,484)	(5,263)
Income Taxes	1,218	1,402	18,449	(1,837)
Adjusted EBITDA	$(3,692)	$(3,492)	$(9,399)	$(11,805)